Rand Logistics Inc.

                              FOR IMMEDIATE RELEASE

               RAND LOGISTICS APPROVED FOR LISTING ON THE NASDAQ;
                        SHARES TO BEGIN TRADING MARCH 7TH

NEW YORK, NY - March 5, 2007 - Rand Logistics, Inc. (OTC:RAQC.OB; RAQCW.OB; RAQCU.OB) today announced that its common stock, warrants, and units, which have been trading on the OTC Bulletin Board, will begin trading on The NASDAQ Capital Market effective March 7, 2007. The ticker symbols for Rand's securities will be `RLOG', `RLOGW', and `RLOGU'.

Laurence Levy, Chairman and CEO of Rand Logistics, stated, "We are pleased to be listing the Company's securities on the NASDAQ. Rand's securities will be eligible for purchase by a broader range of investment funds, and the NASDAQ listing should afford greater exposure in the investment community. This is another milestone in line with our commitment to build shareholder value."

The Company expects the move to the NASDAQ to be seamless for Rand shareholders. Shareholders that hold a stock certificate do not need to replace the certificate. At such time as shareholders might sell the securities represented on the certificate, the transfer agent will automatically recognize them as Rand securities on The NASDAQ Capital Market.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of ten River Class self-unloading carriers and one integrated self-unloading tug/barge unit. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act - which dictates that only ships that are built, crewed and owned by U.S. citizens can operate between U.S. ports - and the Canada Marine Act - which requires Canadian commissioned ships to operate between Canadian ports.

Forward-Looking Statements
This press release may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) concerning the Company and its operating subsidiaries. Forward-looking statements are statements that are not historical facts, but instead statements based upon the current beliefs and expectations of management of the Company. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the results included in such forward-looking statements.

CONTACT:                                -OR-         INVESTOR RELATIONS COUNSEL:
Rand Logistics, Inc.                                 The Equity Group Inc.
Laurence S. Levy, Chairman & CEO                     Loren G. Mortman
212-644-3450                                         (212) 836-9604
                                                     LMortman@equityny.com
                                                     www.theequitygroup.com

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